UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Continental Drive, Newark, Delaware	19713
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2014, based upon the recommendation of the Nominations and Governance Committee of the Board of Directors (the “Board”) of Navient Corporation (the “Company”), the Board unanimously approved the appointment of John K. Adams, Katherine Lehman and Laura S. Unger as directors to fill existing vacancies on the Board, effective immediately. Prior to the appointment, the Board determined that each of Mr. Adams, Ms. Lehman and Ms. Unger is independent for purposes of the listing standards of the NASDAQ Global Select Market and the Company’s Corporate Governance Guidelines. As of the date of this filing, the Board has not determined on which committees the new Directors will serve.

John K. Adams, Jr. was a managing director in UBS Investment Bank’s Financial Institution Group from 2002 to 2013. As head of UBS’s North American banks practice and financial technology group, he executed notable mergers and acquisitions and capital markets transactions and managed key financial services client relationships. Previously, Adams served as a managing director in Credit Suisse First Boston’s Financial Institution Group, where he was a senior member of the banks and financial technology coverage groups and served on the investment banking committee. Adams is on the Board of Good Shepherd Services, a New York City-based nonprofit. He received his undergraduate degree from Boston College and his masters in business administration from Harvard University.

Katherine A. Lehman is Managing Director at Lincolnshire Management, a private equity firm focused on investing in and growing middle market companies. She leads one of Lincolnshire’s execution and portfolio management teams and participates on the Investment Committee. She presently serves on the boards of several of Lincolnshire’s portfolio companies including: PADI, True Temper Sports and Gruppo Fabbri, and previously served on other boards including Bankruptcy Management Solutions and Prince Sports. Before joining Lincolnshire in 2011, Lehman worked at Conifer Capital Group and at PricewaterhouseCoopers Securities LLC. Lehman is a Governing Board Member of the Robert Toigo Foundation, an organization committed to enhancing diversity in the financial services industry. She is a graduate of Columbia University Business School and the Wharton School at University of Pennsylvania.

Laura S. Unger is a financial services consultant specializing in regulatory and legislative policy. Most recently, she was a special advisor at Promontory Financial Group. Previously she was named as the independent consultant to JPMorgan for the global analyst conflict of interest settlement, serving from 2003 to 2009. From 1997 to 2002, she was a commissioner of the Securities and Exchange Commission, including six months as acting chairman of the SEC. Previously, she served as counsel to the Senate Committee on Banking, Housing and Urban Affairs, and was an attorney in the enforcement division of the SEC. Unger also serves as an independent director of two public companies, CA Technologies and CIT Group. She is a board member of the Children’s National Medical Center Foundation. Unger graduated from the University of California at Berkeley and New York Law School.

For his or her service on the Board, each new Director will be entitled to receive a portion of the annual retainer fee for this year, which will be paid in a combination of stock and cash, as determined in accordance with the standard compensation practices for non–employee directors, which are more fully described in the “Director Compensation” section of the Company’s Registration Statement on Form 10, as amended, filed with Securities and Exchange Commission on April 10, 2014 and declared effective on April 14, 2014.

There are no arrangements or understandings between any new Director and any other person pursuant to which such new Director was selected to serve as a director of the Company, nor is any new Director a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Company issued a press release regarding the new Director appointments, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1*	Press Release of Navient Corporation, dated as of November 18, 2014

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: November 18, 2014	By:	/s/ Mark Heleen
Mark Heleen
Senior Vice President and
Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release of Navient Corporation, dated as of November 18, 2014

*	Filed herewith.